UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2020

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Water Street

Camden, NJ 08102-1658

(Address of principal executive offices, including zip code)

(856) 955-4001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On April 8, 2020, American Water Capital Corp. (“AWCC”), a wholly owned subsidiary of American Water Works Company, Inc. (“American Water”), agreed to sell $500.0 million aggregate principal amount of its 2.800% Senior Notes due 2030 (the “2030 Notes”) and $500.0 million aggregate principal amount of its 3.450% Senior Notes due 2050 (the “2050 Notes”, and, together with the 2030 Notes, the “Notes”) pursuant to an Underwriting Agreement, dated April 8, 2020, by and among AWCC, American Water, and RBC Capital Markets, LLC, BofA Securities, Inc., and Mizuho Securities USA LLC, as representatives of the several underwriters named therein. The Notes have the benefit of a support agreement from American Water (the “Support Agreement”).

The Notes and the obligations of American Water represented by the Support Agreement were registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (File Nos. 333-224558-01 and 333-224558). At the closing of this offering on April 14, 2020, AWCC received, after deduction of underwriting discounts and before deduction of offering expenses, net proceeds of $989.3 million. AWCC intends to use the net proceeds of the offering (1) to lend funds to American Water and its subsidiaries in its Regulated Businesses segment; (2) to fund sinking fund payments for, and the repayment at maturity of, approximately $28.4 million in aggregate principal amount of long-term debt of AWCC and of certain of American Water’s regulated operating subsidiaries; (3) to repay AWCC’s commercial paper obligations; and (4) for general corporate purposes, including potentially to repay short-term indebtedness under AWCC’s $750.0 million 364-day term loan credit agreement and its $2.25 billion unsecured revolving credit facility.

The Notes were issued pursuant to the Indenture, dated as of December 4, 2009, by and between AWCC and Wells Fargo Bank, National Association, as trustee, as supplemented by officers’ certificates establishing the terms of the Notes.

This Current Report on Form 8-K is being filed to report the closing of the offering summarized herein, and to include, as exhibits, certain documents executed in connection with the sale of the Notes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits have been filed herewith:

Exhibit Number	Description

1.1*

Underwriting Agreement, dated April 8, 2020, by and among AWCC, American Water, and RBC Capital Markets, LLC, BofA Securities, Inc., and Mizuho Securities USA LLC, as representatives of the several underwriters named therein.

4.1*	Officers’ Certificate of AWCC, dated April 14, 2020, establishing the terms and authorizing the issuance of the 2030 Notes.

4.2*	Officers’ Certificate of AWCC, dated April 14, 2020, establishing the terms and authorizing the issuance of the 2050 Notes.

5.1*	Opinion of Morgan, Lewis & Bockius LLP.

23.1*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: April 14, 2020	By:	/s/ M. SUSAN HARDWICK
M. Susan Hardwick
Executive Vice President and Chief Financial Officer